UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2016

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Blvd.

Suite 100

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement

CD71 Co-Development Agreement

On April 21, 2016, CytomX Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a CD71 Co-Development and License Agreement (the “Co-Development Agreement”) with AbbVie Ireland Unlimited Company (“AbbVie”), pursuant to which the Company and AbbVie will collaborate in the research, development and commercialization of Probody drug conjugates (“PDCs”) and products against the transferrin receptor also known as CD71. The Company will be responsible for the research and development of a CD71 PDC through the completion of Phase I and all related costs. AbbVie will be responsible for the subsequent clinical studies, and the Company will financially participate in 35% of the global development costs following a Phase II study unless it elects to opt out of the co-development (the “Co-Development Opt-Out”). AbbVie has the sole right to commercialize the CD71 PDCs and co-development products worldwide at its own cost and expense, subject to the Company’s right to elect to assume a portion of the co-promotion effort in the United States (the “U.S.”) for each product (the “Co-Promotion Option”). The Company grants to AbbVie a worldwide, exclusive and sublicensable license to certain patents and know-how for the development and commercialization of CD71 PDCs and co-development products. The parties will establish a joint research committee and a joint development committee to oversee the CD71 research and development activities, respectively, and, if the Company exercises the Co-Promotion Option, a joint commercialization committee to oversee the commercialization of the co-development products.

Under the CD71 Co-Development Agreement, the Company will receive from AbbVie an upfront payment of $20 million and, subject to a reduction by 25% if the Company exercises the Co-Development Opt-Out, a total of up to $470 million in development, regulatory and commercial milestone payments. Unless the Company exercises the Co-Development Opt-Out, AbbVie and the Company will share 65% and 35%, respectively, of the net profits and net losses from sales of the co-development products in the U.S. (the “U.S. Profit Sharing”), and the Company will be eligible to receive tiered royalties at double-digit percentages, subject to a reduction to royalties in the high-single digits to low teens if the Company exercises the Co-Development Opt-Out, on net sales of the co-development products from the ex-U.S. territory. If the Company elects to opt out of the U.S. Profit Sharing, it will receive the tiered royalties, subject to reduction, on global net sales of the co-development products. AbbVie’s royalty obligation continues with respect to each country and each licensed product until the later of (i) the expiration, invalidation or abandonment date of the last claim of the licensed patents covering the manufacture, use or sale of such licensed product in such country, (ii) the expiration of any applicable regulatory exclusivity with respect to such product in such country or (iii) the tenth anniversary of the first commercial sale of a licensed product in such country.

The CD71 Co-Development Agreement will continue in effect until the date of expiration of the last royalty term for the last licensed product and, if later, the date on which no co-development product is being developed or commercialized in or for the U.S. AbbVie may terminate the agreement in its entirety or on a country-by-country basis after April 21, 2018 for no reason or at any time for certain development, regulatory or commercialization reasons. Either party may terminate the agreement upon the other party’s uncured material breach or insolvency.

The CD71 Co-Development Agreement includes various representations, warranties, covenants, dispute escalation and resolution mechanisms, indemnities and other provisions customary for transactions of this nature.

Discovery Collaboration Agreement

On April 21, 2016, the Company and AbbVie also entered into a Discovery Collaboration and License Agreement (the “Discovery Collaboration Agreement”), pursuant to which AbbVie has the right to select a total of up to two targets and the Company and AbbVie will collaborate in the research and development of Probodies against the selected targets. AbbVie has the sole right to develop, manufacture and commercialize the PDCs and products directed toward the targets worldwide at its own cost and expense. The Company grants to AbbVie a worldwide, exclusive and sublicensable license, on a target-by-target basis, to certain patents and know-how for the development, manufacture and commercialization of the PDCs and licensed products. The parties will establish a joint research committee to oversee the research and discovery of Probodies against the selected targets and the conjugation of Probodies into PDCs.

Under the Discovery Collaboration Agreement, the Company will receive from AbbVie an upfront payment of $10 million, an additional milestone payable upon the selection by AbbVie of the second target and additional milestone and royalty payments per target, should AbbVie ultimately pursue these targets. AbbVie’s royalty obligation continues with respect to each country on a licensed product-by-licensed product basis until the later of (i) the expiration, invalidation or abandonment date of the last claim of the licensed patents covering the manufacture, use or sale of such licensed product in such country, (ii) the expiration of any applicable regulatory exclusivity with respect to such product in such country or (iii) the tenth anniversary of the first commercial sale of a licensed product in such country.

The Discovery Collaboration Agreement will continue in effect until the date of expiration of the last royalty term for the last licensed product. AbbVie may terminate the agreement in its entirety or on a country-by-country or target-by-

target basis for no reason after April 21, 2017 or at any time for certain development, regulatory or commercialization reasons. Either party may terminate the agreement upon the other party’s uncured material breach or insolvency.

The Discovery Collaboration Agreement includes various representations, warranties, covenants, dispute escalation and resolution mechanisms, indemnities and other provisions customary for transactions of this nature.

The foregoing description of each of the CD71 Co-Development Agreement and the Discovery Collaboration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2016 or June 30, 2016.

Item 7.01.Regulation FD Disclosure

On April 21, 2016, the Company issued a press release announcing the entry into the strategic collaboration with AbbVie, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the receipt of the upfront payments under the CD71 Co-Development Agreement and the Discovery Collaboration Agreement, the Company currently expects its net use of cash for the fiscal year of 2016 to decrease from the originally estimated range of $45.0 to $50.0 million to $20.0 to $25.0 million. Net use of cash is the difference between [the anticipated balances of cash and cash equivalents plus short-term investments as of December 31, 2016 and the actual of such balances as of December 31, 2015.

The information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements, including, without limitation, statements related to any payment expected to be received under each agreement and the Company’s expected net cash usage for 2016. Any statements contained in this Current Report on Form 8-K that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “anticipates,” “believes,” “expects,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that the collaboration programs may not be successful or may not identify any viable PDCs or product candidates, the failure of any PDC or product candidate in pre-clinical and clinical development is high and can occur at any stage due to efficacy, safety or other factors, any failure would likely result in reduced or no further payments to the Company, either agreement may be terminated at any time, AbbVie may not be successful in obtaining regulatory approvals for the products and the products may not achieve a satisfactory commercial acceptance. Other important risks and uncertainties are detailed in the Company’s reports and other filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit No.	Description

99.1	Press Release titled “CytomX and AbbVie Announce Strategic Collaboration for Probody Drug Conjugates” issued by CytomX Therapeutics, Inc. on April 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2016	CYTOMX THERAPEUTICS, INC.

	By:	/s/ Cynthia J. Ladd
Cynthia J. Ladd
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release titled “CytomX and AbbVie Announce Strategic Collaboration for Probody Drug Conjugates” issued by CytomX Therapeutics, Inc. on April 21, 2016.